Exhibit 32-1

CERTIFICATION

In connection with the annual report of VGTel, Inc.. (the “Company”) on Form 10-K for the period ended March 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Ron Kallus, Chief Executive Officer and Chief Executive Officer and  Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith) of the United States Code, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: May 5, 2010
/s/ Ron Kallus and Chief Executive Officer

/s/ Ron Kallus and Chief Financial Officer

/s/ Ron Kallus and Chief Accouting Officer